Exhibit 23(j)(i) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 15, 2005 on the financial statements and financial highlights of the Huntington Funds, in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 33-11905), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP
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Columbus, Ohio
April 26, 2005